EXHIBIT 10.14(b)

                               OPERATION AGREEMENT

This Agreement is entered into by and between the following parties:

(1) Bridgetech Medical Technologies Research & Development Limited, a company whose registered office is at Unit 2401-02, 24/F Admiralty Centre II, 18 Harcourt Road, Admiralty, Hong Kong SAR, China ("BMT R& D"); and

(2) The Chinese University of Hong Kong at Shatin, New Territories, Hong Kong SAR ("CUHK").

Services to be performed by CUHK:   as detailed in Schedule A (the "SERVICES")

Obligations of BMT R&D:             as detailed in Schedule B

IN WITNESS WHEREOF, these duly authorized representatives of the parties hereby execute this Agreement, including all the terms and conditions and schedules which follow.

for and on behalf of
THE CHINESE UNIVERSITY OF HONG KONG


Signature: /s/ Ngan, Alice Man Wai
           --------------------------
Name: Ngan, Alice Man Wai (Ms)
Title: Director
       Research and Technology
       Administration Office
Date: May 24, 2006


for and on behalf of
BRIDGETECH MEDICAL TECHNOLOGIES
RESEARCH & DEVELOPMENT LIMITED


Signature: /s/ Thomas C. Kuhn III
           --------------------------
Name: Thomas C. Kuhn III
Title: Director
Date: May 15, 2006


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
1.   ENGAGEMENT

1.1 BMT R&D hereby confirms the engagement of CUHK and CUHK hereby confirms its agreement to make available to BMT R&D the Services upon and subject to the terms set out in this Agreement.

1.2 The engagement of CUHK to provide the Services shall commence upon the signing of this Agreement and shall terminate in accordance with CLAUSE 8 of this Agreement.

1.3 The Services under this Agreement shall be provided by CUHK in compliance with the prevailing standard of accepted business practices and ethics. The parties herein shall act in the best interests of each other at all times subject to the terms of this Agreement.

1.4 BMT R&D and CUHK acknowledge and agree that the Services under this Agreement shall not be provided to BMT R&D on an exclusive basis. This Agreement shall not be construed to limit CUHK's ability to perform services to third parties which are identical or similar to the Services.

2.   CUHK'S UNDERTAKINGS

     CUHK warrants and undertakes to BMT R&D that:

     (a)  CUHK will provide the Services in Schedule A;

     (b)  CUHK will provide advice to BMT R&D in relation to the Services; and

     (c) the Services will conform to the standards generally observed in the industry for similar services.

3.   BMT R&D'S OBLIGATIONS

     BMT R&D shall be responsible for the performance of the obligations in Schedule B, and shall perform the said obligations in compliance with the standards, ethnical and otherwise, generally observed in the industry.

4.   ISSUANCE OF SHARES

     In consideration for the Services, BMT R&D shall as soon as practicable after the date of this Agreement issue and allot 8,166,667 fully paid-up shares of HK$1.00 each in BMT R&D, free from any encumbrances, to CUHK (or as CUHK may otherwise direct which, without limitation, may include the Chinese University of Hong Kong Foundation Limited) at no additional cost, levy or charge, which shall be equivalent to 49% of the issued capital in BMT R&D.

5.   INSURANCE, FEES AND EXPENSES

5.1 Subject to CLAUSES 5.2 and 5.3, CUHK shall bear all fees and expenses incurred by it in the performance of the Services as set out in Schedule A. BMT R&D shall not reimburse CUHK for any fees or expenses incurred by CUHK.

5.2 BMT R&D shall arrange for and maintain, at its cost, insurance policies (naming BMT R&D, CUHK and its shareholders as beneficiaries) covering general liability and errors and omissions in respect of BMT R&D , its employees, shareholders or contractors. Such insurance policies shall be on terms as agreed between the parties.


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
5.3  BMT R&D and CUHK agree that:

     (a) any secondment of personnel by any party, for part-time employment, consultancy or full-time employment, or any use of facilities or premises shall be on terms (including payment terms) to be agreed by BMT R&D and CUHK; and

     (b) BMT R&D will pay CUHK or the relevant personnel of CUHK (in which case the written consent of CUHK must be obtained by the personnel) on terms to be agreed by the relevant parties for the following services:

          (i)  services of Prof. Benny Chung-Ying Zee;

          (ii) supply of personnel for the management of the day-to-day operations of BMT R& D;

         (iii) supply of personnel for other operations of BMT R&D;

          (iv) supervision of data collection and management of trials;

          (v) introduction of third party projects to be performed on a fee for service basis;

          (vi) provide office space for additional personnel hired by BMT R&D;
               and

         (vii) services relating to existing computer resources and information technology equipment of the Centre for Clinical Trials of CUHK.

6.   INTELLECTUAL PROPERTY RIGHTS AND ROYALTIES

6.1 BMT R&D shall be entitled to all brands, trade marks, service marks, logos, inventions, property, copyright, designs, trade names, internet domain names, patents and other intellectual property rights ("BMT IPR") which are developed with resources provided by BMT R&D and BMT R&D shall be entitled to all rights (including royalties and payments by third parties) in relation thereto.

6.2 CUHK shall do all things and sign all documents or instruments reasonably necessary to enable BMT R&D to obtain, defend and enforce its rights in the BMT IPR. For the avoidance of doubt, to the extent that CUHK is the beneficial owner of such BMT IPR, CUHK hereby, as beneficial owner, assigns all such BMT IPR to BMT R&D and agrees to do all things and sign all documents or instruments reasonably necessary to perfect such assignment.

6.3 The provisions of this CLAUSE 6 shall survive the termination of this Agreement.

7.   ASSIGNMENT

     Either party shall not be entitled to assign any of its rights or obligations under this Agreement or to sell, transfer or otherwise dispose of the shares of BMT R&D without the prior written consent of the other party and in accordance with the Shareholders' Agreement dated on or around the date of this Agreement between the Chinese University of Hong Kong Foundation Limited, Bridgetech Holdings International, Inc. and BMT R&D as amended from time to time.

8.   TERMINATION

8.1 (a) Without limiting the rights of the parties at law, either party shall be entitled to terminate this Agreement with immediate effect (and without any notice) if either party attempts to assign any of its rights or obligations under this Agreement or to sell, transfer or otherwise dispose of the shares of BMT R&D in breach of CLAUSE 7.

     (b) Either party shall be entitled to terminate this Agreement after the third anniversary of this Agreement by serving 3 months' notice in writing to the other party.


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
8.2 On the termination of this Agreement, all rights and obligations of the parties under this Agreement shall automatically terminate except for such rights of action as shall have accrued prior thereto and any obligations which expressly or by implication are intended to come into or continue in force on or after such termination. For the avoidance of doubt, the shareholders of BMT R&D shall not be required to sell, transfer or otherwise dispose of the shares of BMT R&D upon termination of this Agreement.

9.   GENERAL PROVISIONS

9.1 Any notices given under this Agreement will be in writing and delivered by mail, by hand, or by facsimile addressed to the parties as follows:

CUHK                                  BMT R&D

The Chinese University of Hong Kong   Bridgetech Medical Technologies Research
                                      & Development Limited

Room 226, Pi Ch'iu Building           Unit 2401-02, 24/F Admiralty Centre II, 18 Harcourt
Shatin, New Territories               Road, Admiralty, Hong Kong SAR
Hong Kong SAR

Attn: Ms Alice Ngan                   Attn: Thomas C. Kuhn III
      Director                              Director
      Research and Technology
      Administration Office
Telephone: (852) 2609 8883            Telephone: (852) 2114 4994
Facsimile: (852) 2603 5451            Facsimile: (852) 2110 5780

9.2 Any accommodation or indulgence or failure to enforce a right shall not be construed as a waiver of the right of any party exercisable under this Agreement unless a waiver shall be specifically stated in writing signed by such party.

9.3 This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. No amendments or changes shall be made to this Agreement unless agreed to in writing by the parties. Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

9.4 Each party shall bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.

9.5 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.


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
                                   SCHEDULE A

                                    SERVICES

CUHK shall:

(a) facilitate access to experts for the conducting of clinical trials, whether within or outside of CUHK;

(b) facilitate access to necessary resources of CUHK for the conducting of trials; and

(c)  facilitate access to an extensive network of collaborators in China.


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
                                   SCHEDULE B

                                   OBLIGATIONS

BMT R&D shall:

(a) ensure that the employees of BMT R&D shall co-operate fully with CUHK in relation to the provision of the Services;

(b) promptly furnish CUHK with such information and documents as it may reasonably request for the proper performance of its obligations hereunder;

(c) provide adequate funding to meet the estimated budget in Schedule C as nearly as possible for project management and data management services for multi-centre clinical trials;

(d) establish an office in Hong Kong to meet the requirements with respect to staffing, equipment and office in Schedule C as nearly as possible;

(e)  register BMT R&D in China;

(f) introduce trials to investigators of major clinical centres in Guangzhou, Beijing, Shanghai and other locations in the Peoples Republic of China as deemed necessary for regulatory approval;

(g) use reasonable endeavours to introduce trials to investigators of other clinical centres in China; and

(h) for matters of a medical or an ethical nature, comply with the ethical standard set forth by the Joint CUHK-NTEC Clinical Research Ethics Committee as amended from time to time and obtain the approval of such committee when necessary.


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
                                   SCHEDULE C

            ESTIMATED OPERATION AND OFFICE RENTAL BUDGET FOR BMT R&D

                                                        YEAR 1       YEAR 2       YEAR 3        TOTAL
                   OPERATION COST                       (HK $)       (HK $)       (HK $)        (HK $)
                   --------------                     ----------   ----------   ----------   -----------
STAFF COST
Director                                                 600,000      600,000      600,000     1,800,000
Administrative and Accounting                            360,000      360,000      360,000     1,260,000
System Analyst                                           300,000      300,000      300,000       900,000
Database Programmer                                      300,000      300,000      300,000       900,000
Clinical Trials and Nursing Specialist                   420,000      420,000      420,000     1,080,000
MSc Statistician                                         300,000      300,000      300,000       900,000
Data Entry Clerks                                        144,000      144,000      144,000       432,000
                                                      ----------   ----------   ----------   -----------
      SUB-TOTAL (HKD)                                  2,424,000    2,424,000    2,424,000     7,272,000
                                                      ----------   ----------   ----------   -----------

EQUIPMENTS
Computer Servers                                         100,000                                 100,000
Central Storage System                                   200,000                                 200,000
Backup Server with Tape Auto Loader                      100,000                                 100,000
Printer and copy machine                                  60,000                                  60,000
Network                                                   25,000       25,000       25,000        75,000
Firewalls                                                100,000                                 100,000
Oracle tools and licenses                                100,000       20,000       20,000       140,000
Annual licenses for Operating System and Statistics       50,000       50,000       50,000       150,000
Laboratory equipments and reagents                       200,000       50,000       50,000       300,000
Fridge                                                    80,000                                  80,000
Freezer                                                  100,000                                 100,000
Equipments for potential centres in China                100,000      100,000      100,000       300,000
                                                      ----------   ----------   ----------   -----------
   SUB-TOTAL (HKD)                                     1,215,000      245,000      245,000     1,705,000
                                                      ----------   ----------   ----------   -----------
      TOTAL (NOT INCLUDING OFFICE RENTAL)              3,639,000    2,669,000    2,669,000     8,977,000
                                                      ==========   ==========   ==========   ===========

                                                        YEAR 1       YEAR 2       YEAR 3        TOTAL
                   OFFICE RENTAL                        (HK $)       (HK $)       (HK $)        (HK $)
                   -------------                      ----------   ----------   ----------   -----------
4500 square feet office                                 783,000       783,000      783,000     2,349,000
Renovation                                              600,000                                  600,000
Maintenance                                             120,000       120,000      120,000       360,000
Insurance for human resources                           120,000       120,000      120,000       360,000
                                                      ----------   ---------    ----------   -----------
   SUB-TOTAL (HKD)                                     1,623,000    1,023,000    1,023,000     3,669,000
                                                      ----------   ----------   ----------   -----------
      TOTAL                                           $5,262,000   $3,692,000   $3,692,000   $12,646,000
                                                      ==========   ==========   ==========   ===========


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